UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2010

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-163713	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Supplemental Indenture and Senior Secured Notes due 2014

On January 15, 2010, Verso Paper Holdings LLC (“Verso Holdings”) and Verso Paper Inc. (“Verso Inc.” and together with Verso Holdings, the “Issuers”) issued $25 million aggregate principal amount of its 11.5% senior secured notes due 2014 (the “Notes”) governed by an Indenture, dated as of June 11, 2009 (the “Base Indenture”), among the Issuers, the guarantors named therein (the “Guarantors”) and Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 15, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, the Guarantors and the Trustee. The Indenture provides that the Notes are guaranteed by the Guarantors and are secured by substantially all of the property and assets of the Issuers and Guarantors that secure Verso Holdings’ senior secured credit facilities, subject to certain exceptions. The Notes will be secured on a ratable and pari passu basis with Verso Holdings’ senior secured credit facilities.

The Notes will have the same terms as the $325 million aggregate principal amount of senior secured notes due 2014 issued by the Issuers on June 11, 2009 (the “June Notes”). The Issuers will pay interest on the Notes at 11.5% per annum, semiannually to holders of record at the close of business on December 15 or June 15 immediately preceding the interest payment date on January 1 and July 1 of each year, commencing on July 1, 2010.

The Issuers may redeem the Notes, in whole or in part, at any time on or after January 1, 2012, at a redemption price equal to 100% of the principal amount plus a specified premium of 5.0%, declining to 3.0% on January 1, 2013, and declining to par on July 1, 2013, plus accrued and unpaid interest. At any time before January 1, 2012, not more than once in any twelve-month period, the Issuers may redeem up to 10% of the aggregate principal amount of the Notes (including the June Notes) at a redemption price of 103%. At any time before January 1, 2012, the Issuers may also redeem up to 35% of the aggregate principal amount of the Notes (including the June Notes) with the proceeds of qualified equity offerings at a redemption price of 111.5%, plus accrued and unpaid interest, and some or all of the Notes at a price equal to the principal amount thereof plus a make-whole premium, plus accrued and unpaid interest.

Registration Rights Agreement

On January 15, 2010, in connection with the issuance of the Notes, the Issuers and the Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, relating to, among other things, the exchange offer for the Notes and the related guarantees (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Issuers and the Guarantors will use their commercially reasonable efforts to register with the SEC notes and guarantees having substantially identical terms as the Notes as part of offers to exchange freely tradable exchange notes for the Notes within 365 days after the issue date of the June Notes (the “effectiveness target date”). The Issuers and the Guarantors will use their commercially reasonable efforts to cause each exchange offer to be completed within 30 business days after the effectiveness target date.

If the Issuers and the Guarantors fail to meet these targets (a “registration default”), the annual interest rate on the Notes will increase by 0.25% per year for the first 90-day period after a registration default. The annual interest rate on the Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the otherwise applicable interest rate, which is 11.5%. If the registration default is corrected, the applicable interest rate will revert to the original level.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the Registration Rights Agreement, attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this report:

Exhibit Number	Description of Exhibit

4.1	Supplemental Indenture, dated as of January 15, 2010, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement, dated as of January 15, 2010, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, as initial purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2010

VERSO PAPER CORP.

By:	/s/ ROBERT P. MUNDY
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ ROBERT P. MUNDY
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Supplemental Indenture, dated as of January 15, 2010, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement, dated as of January 15, 2010, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC, as initial purchaser.